EXHIBIT 99.4

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)


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

                                                          Nine Months Ended                 % Change from
                                                 ------------------------------------    -------------------


                                                      Aug 31               Aug 31               Aug 31
                                                       2003                 2002                 2002
                                                 ---------------- --- ---------------    -------------------

Revenues:
   Principal transactions                                 $3,246              $1,431
   Investment banking                                      1,261               1,362
   Commissions                                               875                 978
   Interest and dividends                                  7,599               8,843
   Other                                                      52                  34
                                                 ----------------     ---------------
      Total revenues                                      13,033              12,648
   Interest expense                                        6,684               8,032
                                                 ----------------     ---------------
      Net revenues                                         6,349               4,616                    38%
                                                 ----------------     ---------------

Non-interest expenses:
   Compensation and benefits                               3,215               2,354
   Technology and communications                             441                 404
   Brokerage and clearance fees                              272                 237
   Occupancy                                                 230                 213
   Business development                                      105                 112
   Professional fees                                         105                  90
   Other                                                      90                  61
   Global real estate reconfiguration                         77                   -
                                                 ----------------     ---------------
      Total non-interest expenses                          4,535               3,471                    31%
Income before taxes and dividends on trust
 issued securities                                         1,814               1,145
   Provision for income taxes                                545                 315
   Dividends on trust issued securities                       51                  42
                                                 ----------------     ---------------
Net income                                                $1,218                $788                    55%
                                                 ================     ===============
Net income applicable to common stock                     $1,185                $730                    62%
                                                 ================     ===============
Earnings per common share
   Basic                                                   $4.88               $2.97
                                                 ================     ===============
   Diluted                                                 $4.63               $2.77
                                                 ================     ===============

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